Exhibit 4.2

LICENCE NO: STS 462

INDEPENDENT TELEVISION COMMISSION
BROADCASTING ACT 1990 (AS AMENDED)

LICENCE GRANTED TO VIASAT BROADCASTING UK LIMITED TO PROVIDE A SATELLITE TELEVISION SERVICE UNDER PART I OF THE BROADCASTING ACT 1990 (AS AMENDED)

THE LICENCE

        1.     The Independent Television Commission (the "Commission") in exercise of the powers conferred upon it by Part I of the Broadcasting Act 1990 as amended by the Broadcasting Act 1996 hereby grants to Viasat Broadcasting UK Limited (the "Licensee") a licence (the "Licence") for the term of ten years and subject to the conditions set out in the Schedule, to provide the satellite television service specified in the Annex (the "Licensed Service").

        2.     The Licence shall come into force on 3 October 2001.

SIGNED FOR THE COMMISSION BY	/s/ [illegible]	Dated 26 September 2001

ANNEX TO LICENCE NO: STS 462

The Licensed Service

        The service known as TV3 Denmark and described in the application to the Commission dated 14 September 2001.

LICENCE NO: NDS181

INDEPENDENT TELEVISION COMMISSION

BROADCASTING ACT 1990

LICENCE GRANTED TO TV6 BROADCASTING GROUP LIMITED TO PROVIDE A NON-DOMESTIC SATELLITE SERVICE UNDER PART I OF THE BROADCASTING ACT 1990

THE LICENCE

1.
The Independent Television Commission (the "Commission") in exercise of the powers conferred upon it by Part I of the Broadcasting Act 1990 hereby grants to TV6 Broadcasting Group Limited (the "Licensee") a licence (the "Licence") for the term of ten years and subject to the conditions set out in the Schedule, to provide the non-domestic satellite service specified in the Annex (the "Licensed service").

2.
This Licence shall come into force on 4 June 1997.

SIGNED FOR THE COMMISSION BY	/s/ [illegible]	Dated 3 June 1997

ANNEX TO LICENCE NO. NDS181

The Licensed Service

        The service known as the TV6 channel and described in the application to the Commission dated 12 May 1997.